                                                                   EXHIBIT 99.04


                               UNAUDITED PRO FORMA
             CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

     The unaudited pro forma condensed combined consolidated financial information for At Home gives effect to the Excite merger as if it had occurred on the dates indicated below, based on a preliminary allocation of the total purchase cost. The historical financial information has been derived from the respective historical financial statements of At Home and Excite, and should be read in conjunction with these financial statements and the related notes incorporated by reference in this Report on Form 8-K/A.

     The unaudited pro forma condensed combined consolidated balance sheet assumes the merger took place as of March 31, 1999 and allocates the total purchase costs of the fair values of assets and liabilities of Excite.

     The unaudited pro forma condensed combined consolidated statement of operations combines At Home's and Excite's historical statements of operations for the three months ended March 31, 1999 and for the year ended December 31, 1998 and gives effect to the merger, including the amortization of goodwill and other intangible assets, as if it occurred at the beginning of each period presented.

     The total estimated purchase cost of the Excite merger has been allocated on a preliminary basis to assets and liabilities of Excite based on management's estimate's of their fair value with the excess costs over the net assets acquired allocated to goodwill. This allocation is subject to changes pending a final analysis of the total purchase cost and the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

     The unaudited pro forma condensed combined consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

                               AT HOME CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                           CONSOLIDATED BALANCE SHEETS
                 (In thousands, except share and per share data)


                                                                                     As of March 31,1999
                                                           ------------------------------------------------------------------------
                                                                                                   Pro Forma
                                                                                                   Business
                                                                                                  Combination
                                                             At Home       Excite      Combined   Adjustments            Pro Forma
                                                           -----------  -----------  -----------  -----------           -----------
ASSETS
Current assets:
       Cash and cash equivalents                           $   163,780  $    45,407  $   209,187  $         -           $   209,187
       Short-term cash investments                             242,110       28,971      271,081            -               271,081
                                                           -----------  -----------  -----------  -----------           -----------
           Total cash, cash equivalents and short-term
           cash investments                                    405,890       74,378      480,268            -               480,268

       Accounts receivable                                       7,013       31,395       38,408         (435)(5)            37,973
       Accounts receivable - related parties                     6,826        5,071       11,897            -                11,897
       Prepaid Netscape distribution costs and trademarks            -       47,039       47,039      (47,039)(2)                 -
       Other current assets                                     17,591       10,534       28,125         (503)(5)            27,622
                                                           -----------  -----------  -----------  -----------           -----------

           Total current assets                                437,320      168,417      605,737      (47,977)              557,760

Property, equipment and improvements, net                       56,283       41,351       97,634            -                97,634
Distribution agreements, net                                   249,946            -      249,946            -               249,946
Investment in affiliated companies                                   -        1,667        1,667       19,362                21,029
Goodwill                                                        87,256            -       87,256    6,768,260 (2)         6,855,516
Prepaid Netscape distribution costs and trademarks                   -        8,721        8,721       (8,721)(2)                 -
Intangible assets, net                                               -        7,703        7,703      249,947 (2)           257,200
Other assets                                                    62,692       19,177       81,869       48,118 (2)           129,987
                                                           -----------  -----------  -----------  -----------           -----------
           Total assets                                    $   893,497  $   247,036  $ 1,140,533  $ 7,028,539           $ 8,169,072
                                                           ===========  ===========  ===========  ===========           ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Bank line of credit and other notes payable         $         -  $       100  $       100  $         -           $       100
       Accounts payable                                         10,114        7,672       17,786         (803)(5)            16,983
       Accounts payable - related parties                       21,614            -       21,614            -                21,614
       Accrued compensation and related expense                  1,613        8,214        9,827            -                 9,827
       Accrued transport costs                                     447            -          447            -                   447
       Deferred revenues                                         6,225        5,394       11,619            -                11,619
       Other accrued liabilities                                15,519        7,661       23,180       65,400 (1)            88,580
       Related party liabilities                                     -        4,056        4,056            -                 4,056
       Capital lease obligation, current portion                12,188       10,148       22,336            -                22,336
       Non-lease financing, current portion                          -        4,373        4,373            -                 4,373
                                                           -----------  -----------  -----------  -----------           -----------

           Total current liabilities                            67,720       47,618      115,338       64,597               179,935

Convertible debentures                                         231,064        5,000      236,064            -               236,064
Capital lease obligations, less current portion                 16,360       18,668       35,028            -                35,028
Deferred revenue                                                     -        2,000        2,000            -                 2,000
Non-lease financing                                                  -        6,581        6,581            -                 6,581
Other long-term liabilities                                         61            -           61            -                    61

Stockholders' equity:
       Common stock                                            813,959      309,146    1,123,105    6,856,500 (1)(3)      7,979,605
       Deferred compensation                                    (2,625)        (789)      (3,414)         789 (3)            (2,625)
       Unrealized gain on available-for-sale investments        12,247        1,889       14,136       (1,889)(3)            12,247
       Accumulated deficit                                    (245,289)    (143,077)    (388,366)     108,542 (3)(4)(5)    (279,824)
                                                           -----------  -----------  -----------  -----------           -----------
           Total stockholders' equity                          578,292      167,169      745,461    6,963,942             7,709,403
                                                           -----------  -----------  -----------  -----------           -----------
           Total liabilities and stockholders' equity      $   893,497  $   247,036  $ 1,140,533  $ 7,028,539           $ 8,169,072
                                                           ===========  ===========  ===========  ===========           ===========


                             see accompanying notes

                               AT HOME CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                                         For the Three Months Ended March 31, 1999
                                                          -------------------------------------------------------------------------
                                                                                                                         Pro Forma
                                                                                                                         Business
                                                                                                                        Combination
                                                            At Home        Excite        Combined      Adjustments       Pro Forma
                                                          ----------     ----------     ----------     ----------       -----------
Revenues (1)                                              $   25,098     $   54,085     $   79,183     $     (435)(A)    $   78,748

Costs and expenses (2):
      Operating costs                                         18,600         10,757         29,357             --            29,357
      Product development and engineering                      6,467          7,533         14,000             --            14,000
      Sales and marketing                                      7,676         20,358         28,034           (300)(A)        27,734
      General and administrative                               4,103          5,037          9,140             --             9,140
      Purchased in-process research and development               --             --             --             -- (B)            --
      Cost of distribution agreements and amortization
            of intangible assets                              21,753         16,874         38,627        423,040 (C)       461,667
                                                          ----------     ----------     ----------     ----------        ----------

            Total costs and expenses                          58,599         60,559        119,158        422,740           541,898

Loss from operations                                         (33,501)        (6,474)       (39,975)      (423,175)         (463,150)
Interest income, net                                          15,377           (390)        14,987         14,987
Equity share of losses of affiliated company                    (576)          (576)          (576)

Net loss                                                  $  (18,124)    $   (7,440)    $  (25,564)    $ (423,175)       $ (448,739)
                                                          ==========     ==========     ==========     ==========        ==========

Basic and diluted net loss per share                      $    (0.08)    $    (0.07)    $    (0.07)                           (1.26)
                                                          ==========     ==========     ==========                       ==========

Shares used in per share calculations                        240,966        110,039        351,005               (D)        356,405
                                                          ==========     ==========     ==========                       ==========

(1) Revenues from related parties                              5,439          6,600         12,039
(2) Depreciation and amortization included
      in costs and expenses                                    7,455          5,312         12,767


                             See accompanying notes

                               AT HOME CORPORATION
                     UNAUDITED PRO FORMA CONDENSED COMBINED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)


                                                                             FOR THE YEAR ENDED DECEMBER 31, 1998
                                                          ------------------------------------------------------------------------
                                                                                                       PRO FORMA
                                                                                                        BUSINESS
                                                                                                       COMBINATION
                                                            AT HOME         EXCITE        COMBINED     ADJUSTMENTS       PRO FORMA
                                                          -----------    -----------    -----------    -----------      -----------
Revenues (1)                                              $    48,045    $   155,360    $   203,405    $         -      $   203,405

Costs and expenses (2):
       Operating costs                                         46,965         29,486         76,451           ----           76,451
       Product development and engineering                     17,009         29,557         46,566           ----           46,566
       Sales and marketing                                     18,091         63,074         81,165           ----           81,165
       General and administrative                              12,429         16,932         29,361           ----           29,361
       Purchased in-process research and development            2,758          6,200          8,958           ----(B)         8,958
       Cost of distribution agreements and amortization
              of intangible assets                            101,385         44,299        145,684      1,715,357(C)     1,861,041
                                                          -----------    -----------    -----------    -----------      -----------

              Total costs and expenses                        198,637        189,548        388,185      1,715,357        2,103,542

Loss from operations                                         (150,592)       (34,188)      (184,780)    (1,715,357)      (1,900,137)
Interest income, net                                            6,413         (1,237)         5,176           ----            5,176
Equity share of losses of affiliated company                     ----         (2,134)        (2,134)          ----           (2,134)
                                                          -----------    -----------    -----------    -----------      -----------

Net loss                                                  $  (144,179)   $   (37,559)   $  (181,738)   $(1,715,357)     $(1,897,095)
                                                          ===========    ===========    ===========    ===========      ===========

Basic and diluted net loss per share                      $     (0.60)   $     (0.34)   $     (0.52)                          (5.61)
                                                          ===========    ===========    ===========                     ===========

Shares used in per share calculations                         240,966        110,039        351,005               (D)       338,248
                                                          ===========    ===========    ===========                     ===========


(1) Revenues from related parties                              10,458          8,300        18,758
(2) Depreciation and amortization included
       in costs and expenses                                   66,620         13,444        80,064


                             See accompanying notes

                   NOTES TO THE UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION


   The total purchase cost of the merger has been allocated on a preliminary basis to assets and liabilities based on management's determination of their fair values The excess of the purchase cost over the fair value of the net assets acquired has been allocated to goodwill. This allocation is subject to change pending the completion of the final analysis of the fair value of the assets acquired and liabilities assumed. The impact of these changes could be material.

   All share information and per share amounts in the accompanying unaudited pro forma condensed combined financial information has been adjusted to reflect the two-for-one stock split completed on July 16, 1999.

   The adjustments to the unaudited pro forma condensed combined balance sheet as of March 31, 1999 have been calculated as if the merger occurred on March 31, 1999 and are as follows:

        1. To reflect the acquisition of all of the outstanding capital stock of Excite for a total estimated purchase cost of approximately $7,231 million. The purchase consideration consists of the following (in millions):

               o Issuance of 115.4 million shares of At Home's Series A common stock with a fair value of $6,051 million. The fair value per share of At Home's Series A common stock issued is based on the average closing price of At Home's Series A common stock on January 19, 1999 (the day the merger was announced) and the three days prior and subsequent to such date.

               o Assumption of options, warrants and convertible debt to purchase 13.1 million shares of At Home's Series A common stock with a fair value of $1,115 million. The fair value of the options, warrants and convertible debt assumed is based on the Black-Scholes model using the following assumptions:

                  - Fair market value of the underlying shares is based on the average closing price of At Home's Series A common stock on January 19,1999 (the day the merger was announced) and the three days prior and subsequent of such date

                  -   Expected life of one-half to three years

                  -   Expected volatility of 1.0

                  -   Risk-free interest rate of 5.5%

                  -   Expected dividend rate of 0%

               o Other related merger costs consisting of the following (in millions):

                  -   Investment banking fees                               $25
                  -   Attorney, accountants and printing fees                 2
                  -   Filing and registration costs                           3
                  -   Merger-related restructuring costs                     35
                                                                            ---
                                                                 Total      $65
                                                                            ===

        2. Recognition of the excess purchase costs of $7,025 million over the fair value of net assets acquired, have been recorded as goodwill and other intangible assets as follows (in millions):

                  Intangible assets:
                      Purchased Technology                          $    95
                      Distribution and other Agreements                  71
                      Tradename                                          48
                      Acquired workforce                                 18
                      Class 1 Data                                       25
                      Goodwill                                        6,768
                                                                    -------
                                                                    $ 7,025
                                                                    =======

        3. To reflect the elimination of the historical stockholders' equity accounts of Excite.

        4. Recognition of purchased in-process research and development charge of $34.4 million.

        5. To reflect the elimination of transactions between At Home and Excite as of March 31, 1999.

   The adjustments to the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 1999 and the year ended December 31, 1998, assumes the merger occurred as of January 1, 1999 and January 1, 1998 and are as follows:

        A. To reflect the elimination of transactions between At Home and Excite during the three months ended March 31, 1999. For the year ended December 31, 1999, no material transactions occurred between At Home and Excite.

        B. The purchased in-process research and development charge of $34.4 million has not been included in the unaudited selected pro forma statement of operations as it is considered a non-recurring charge. The charge was recorded in the three months ended June 30, 1999.

        C. To reflect the amortization of goodwill and other intangible assets resulting from the merger. The goodwill and other intangible assets are being amortized over periods of approximately four years.

        D. Basic and diluted net loss per share have been adjusted to reflect the issuance of 115.4 million shares of At Home's Series A common stock, as if the shares had been outstanding for the entire year. The effect of stock options, warrants and convertible debt assumed in the merger have not been included as their inclusion would be anit-dilutive.